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                                                                    Exhibit 16.1


[KRONICK KALADA BERDY & CO. LETTERHEAD]


August 24, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE:  Comm Bancorp, Inc.

We have read the statements that we understand Comm Bancorp, Inc. will include under Item 4 of the Form 8-K/A report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Yours truly,



/s/ Kevin R. Foley
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KRONICK KALADA BERDY & CO., P.C.